EXHIBIT 23.1 – Certificate and Consent – James M. Dawson

JAMES M. DAWSON, P.Eng.

Geologist

Suite 1450 – 625 Howe Street

TEL:

(604) 688-8278

Vancouver, B.C.  V6C 2T6

FAX:

(604) 685-9934

EMAIL:

jmdawson@telus.net

CERTIFICATE

I, JAMES M. DAWSON, of Vancouver, British Columbia, do hereby certify that:

1.

I am an independent consulting geologist having an office at Suite 1450 – 650 Howe Street, Vancouver, British Columbia.

2.

I am a graduate of the Memorial University of Newfoundland, B.Sc. (1960), M.Sc. (1963).  I completed an additional 1½ years of post-graduate study at the University of British Columbia (1963-1964).

3.

I am a member of the Society of Economic Geologists and a member of the Association of Professional Engineers and Geoscientists of British Columbia.

4.

I have worked as a geologist for a total of 42 years since my graduation from university.  I am familiar with the geology and mineralization of north-central British Columbia and, mesothermal, epithermal and porphyry systems in particular and have examined many such properties in North and South America, Asia and Europe.

5.

I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of my education, affiliation with a professional association and past relevant work experience, that I fulfill the requirements to be a qualified person.

6.

I am responsible for the Mackenzie Project, north-central British Columbia and that I have visited the property on many occasions during 2004 and 2005.

7.

I am responsible for the Uranium Properties, northwest Argentina and that I have visited the properties on several occasions during 2005 and 2006.

8.

I am not an “arms length” person in respect of the Mackenzie Project as I am a member of the VRBDD Syndicate group which vended the property to Wealth Minerals Ltd.

9.

I am not independent of the Issuer by virtue of owning common shares and incentive stock options.

10.

I consent to the use of my name and any information presented by me to Wealth Minerals Ltd. for their use in reporting requirements.

JAMES M. DAWSON, P.Eng.

/s/ James M. Dawson

May 26, 2006

Vancouver, British Columbia